Exhibit 10.1

VISTEON CORPORATION
ORGANIZATION AND COMPENSATION COMMITTEE

October 18, 2023

Amendment of Visteon Corporation 2010 Supplemental Executive Retirement Plan

WHEREAS, Visteon Corporation (the “Corporation”) maintains the Visteon Corporation 2010 Supplemental Executive Retirement Plan (the “SERP”) for the benefit of eligible management employees of the Corporation and its affiliates; and

WHEREAS, the Committee deems it in the best interest of the Corporation to amend the SERP to freeze the eligibility provisions, such that no individual shall become a new Participant in the SERP on or after October 18, 2023.

NOW, THEREFORE, RESOLVED, that Section 1.01(o) of the SERP is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, or any other provisions of the Plan to the contrary (including, but not limited to, Sections 2.01, 3.01 and 4.01), the eligibility provisions of the Plan were frozen effective October 18, 2023, and no individual shall become a Participant on or after such date.”

FURTHER RESOLVED, that in accordance with the authority granted pursuant to Section 7.08 of the SERP, the Corporation’s Chief Human Resources Officer is hereby authorized and directed to adopt such further amendments to the SERP, or to otherwise take such actions and execute such documents, as determined by such officer to be necessary or desirable in order to effectuate the foregoing resolution.